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                                                                    EXHIBIT 21.1



                             LIST OF SUBSIDIARIES

Wireless Facilities, Inc./Entel, a Delaware corporation
WFI de Mexico, S. de R.L. de C.V., a Mexican corporation
Wireless Facilities Latin America, Ltda, a Brazilian commercial limited liability company